Dated: ____________, 1998

                    C. W. CHEMICAL WASTE TECHNOLOGIES LIMITED

                            REPRESENTATIVE'S WARRANT

                         TO PURCHASE UP TO 200,000 UNITS

      THIS REPRESENTATIVE'S WARRANT (this "Warrant" or "Representative's Warrant") CERTIFIES THAT RAS Securities Corp. (and/or any of its permitted transferees herein sometimes called the "Holder") is entitled to purchase from
C. W. Chemical Waste Technologies Limited (the "Company"), at the price and during the period as hereinafter specified, up to 200,000 units ("Units"), each consisting of one ordinary share of the Company, par value $.10 per share, as now constituted (each, a "Share" and collectively, the "Shares"), and one warrant to purchase one Share (each, an "Underlying Warrant" and collectively, the "Underlying Warrants"). The Shares included in the Units, the Underlying Warrants and the Shares issuable upon exercise thereof (the "Warrant Shares") are sometimes referred to herein collectively, as the "Warrant Securities." The components of the Units shall be separately transferable immediately upon issuance. Each Underlying Warrant is exercisable for a period of four (4) years from the one year anniversary of the Effective Date (as hereinafter defined) through the fifth anniversary thereof, at an exercise price of $6.00, subject to adjustment, to purchase one Share.

      This Representative's Warrant and the Warrant Securities have been registered pursuant to a Registration Statement on Form F-1 (File No. 33-_________) (the "Registration Statement") declared effective by the Securities and Exchange Commission (the "Commission") on _________, 1998 (the "Effective Date"). This Representative's Warrant, constituting in the aggregate warrants to purchase 200,000 Units, or 200,000 Shares and Underlying Warrants to purchase 200,000 Shares, subject to adjustment pursuant to the terms of Section 8 hereof, was originally issued in consideration of $200 paid by the Representative to the Company pursuant to an underwriting agreement between the Company and RAS Securities Corp., as representative (the "Representative") of the several underwriters (the "Underwriters"), the Representative in connection with a public offering through the Underwriters (the "Public Offering") of 2,000,000 units, or 2,300,000 units if the Underwriters' over-allotment option is exercised in full, each such unit (each, a "Public Unit" and collectively, the "Public Units") consisting of one Share and one redeemable Class A Warrant of the Company (the "Public Warrants").

      Except as otherwise specifically provided herein, the Shares issued pursuant to this Representative's Warrant shall have the same terms and conditions as described under the caption "DESCRIPTION OF SECURITIES - Ordinary Shares" in the Registration Statement, and the Underlying Warrants shall be governed by the terms of the warrant agreement dated as of _________, 1998, governing the Public Warrants and executed in connection with the Public Offering (the "Public Warrant Agreement"), except that (i) the Underlying Warrants included in the Units may be redeemed by the Company pursuant to the Public Warrant Agreement after this Representative's Warrant has been exercised and to the extent that the Underlying Warrants are then outstanding, have not been exercised and are called for redemption, and (ii) the holder(s) of (a) this Representative's Warrant or any warrant issued in exchange herefor as provided below and the holder(s) of any Warrant Securities shall have certain registration rights under the Securities Act of 1933, as amended (the "Act"). The Company shall list this Representative's Warrant and the Warrant Securities on the Nasdaq SmallCap Market and such other exchange or market on which the Shares sold in the Public Offering are listed or quoted. In the event of any extension of the expiration date or reduction of the exercise price of the Public Warrants (the "Public Warrant Exercise Price"), the same changes shall be simultaneously effected in Underlying Warrants.

      1. Exercise Periods. The rights represented by this Representative's Warrant shall be exercised at the prices, subject to adjustment in accordance with Section 8 of this Representative's Warrant, and during the periods as follows:

            (a) During the period prior to the one-year anniversary of the Effective Date, the Holder shall have no right to purchase any Units hereunder, except that in the event of any merger, consolidation or sale of all or substantially all the capital stock or assets of the Company or in the case of any statutory exchange of securities with another corporation or company (including any exchange effected in connection with a merger of another corporation into the Company) subsequent to the Effective Date, the Holder shall have the right to exercise this Representative's Warrant and the Underlying Warrants included herein at such time and receive the kind and number of shares of stock and other securities and property (including cash) which a holder of the number of Shares included in the Units and the Warrant Shares would have owned or been entitled to receive had this Representative's Warrant and the Underlying Warrants been exercised immediately prior thereto.

            (b) During the four-year period commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. New York time on the fifth anniversary of the Effective Date, inclusive (the "Exercise Period"), each Holder shall have the right to purchase Units hereunder at $6.00 per Unit, as adjusted (the "Exercise Price"). For purposes of the adjustments to be made pursuant to Section 8 hereof, the per Unit Exercise Price shall be deemed to be $6.00, subject to further adjustment as provided in said Section 8.

            (c) Following the Exercise Period, this Warrant shall expire and the Holder shall have no right to purchase any Units hereunder.

      2. Certificates.

            (a) The warrant certificates evidencing the Underlying Warrants shall be in the form of the warrant certificate representing the Public Warrants (the "Underlying Warrant Certificates"), with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by the terms of this Warrant or the Public Warrant.

      (b) Upon the exercise of this Representative's Warrant, the issuance of certificates for Shares and Underlying Warrant Certificates and/or certificates for any other securities, properties or rights issuable upon such exercise, shall be made forthwith (and in any event within seven (7) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 4 and __ hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such transfer tax or shall have established to the satisfaction of the Company that such tax has been paid.

            (c) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Representative's Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Representative's Warrant, if mutilated, the Company shall make and deliver a new Representative's Warrant of like tenor, in lieu thereof.

      3. Exercise of Representative's Warrant.

      3.1. Method of Exercise. The rights represented by this Warrant may be exercised, in whole or in part, at any time during the Exercise Period, by
      (a) surrender of this Warrant, and the purchase form attached hereto as Exhibit A properly completed and executed (the "Purchase Form") at the offices of the Company at 20 East 63rd Street, 1st Floor, New York, NY 10021 (the "Company Offices") and (b) payment to the Company of the Exercise Price for the number of Units for which this Warrant is then being exercised, as specified in the Purchase Form, by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which this Warrant is surrendered and payment is made as provided in this Section 3.1 (such date, the "Exercise Date"), and the person or persons in whose name or names the certificates for Shares and Underlying Warrant Certificates are issued upon such exercise shall become the holder(s) of record of such Shares and Underlying Warrants at such time on such Exercise Date. In the event that this Representative's Warrant is exercised for less than all of the Units for which it is then exercisable, upon such exercise and surrender of this Warrant, together with payment of the Exercise Price as provided above, the Company shall cancel this Warrant and execute and deliver to the Holder a new Representative's Warrant of like tenor for a number of Units equal to the number of the Units for which this Warrant has not yet been exercised, as adjusted (i) as provided in Section 8 hereof and (ii) upon election of the Holder, as provided in Section 3.4 hereof, together with certificates representing the Shares and Underlying Warrant Certificates for which the Warrant then being surrendered is exercised, no later than seven (7) days following the Company's receipt of this Representative's Warrant and the Purchase Form.

            3.2 Exchange of Representative's Warrant. A Holder may, at any time during the Exercise Period, elect to exchange this Warrant, in whole or in part (a "Warrant Exchange"), whether or not the same is being exercised, into the number of Units determined pursuant to the terms of Section 3.4 hereof, by surrender of this Warrant accompanied by notice of intent to exchange the same indicating the number of Units for which such Holder elects to exchange this Warrant and the date of such exchange (the "Exchange Date"), which notice shall be in the form of Exhibit C attached hereto (the "Exchange Notice"), which Exchange Notice may be in addition to any Purchase Form submitted in connection with the simultaneous exercise, if any, of the Warrant, in whole or in part. If this Warrant is being exercised and a Purchase Form and Exchange Notice are submitted simultaneously, the Warrant Exchange shall apply only to all or any number of those Units as to which this Warrant is not then being exercised. Such new Representative's Warrant shall be issued as of the Exchange Date and delivered to the Holder requesting the Warrant Exchange within seven (7) days after the Exchange Date.

            3.3 Exercise of Underlying Warrants; Issuance of Shares Upon Exercise of Representative's Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Underlying Warrants shall have the right at any time and from time to time to exercise such Underlying Warrants by surrendering the Underlying Warrant Certificates therefor in the manner specified in Section 3.1 and/or 3.2 and complying with the terms of the Underlying Warrants. The number of Underlying Warrants to be issued upon exercise of the Representative's Warrant with respect to any Unit shall be as adjusted pursuant to Section 8 hereof. The number of Shares to be issued upon exercise of this Representative's Warrant with respect to any Units shall be as adjusted pursuant to Section 8 hereof.

            3.4 Adjustments Pursuant to Exchange Notice; Definition of Market Price. In connection with any Warrant Exchange and the Units subject thereto, the number of Units represented by the new Representative's Warrant to be issued shall represent a warrant to purchase the number of Units (rounded to the next highest integer) equal to the difference between (a) the number of Units specified in the Exchange Notice (which shall in no event be greater than the number of Units as to which the Representative's Warrant then being exchanged has theretofore not been exercised) and (b) a fraction, (i) the numerator of which shall be the number of such Units multiplied by the Exercise Price and (ii) the denominator of which shall be the Market Price, defined as follows:

                  (a) As used herein, the term "Market Price" shall mean, on any date, if the Units are then listed on a national securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the last reported sale prices or the average of the means of the last reported bid and asked prices of the Units on such exchange or market for the three (3) business days ending on the last business day prior to the Exchange Date.

                  (b) As used herein, the term "Market Price" shall mean, on any date, if the provisions of paragraph (a) of this Section 3.4 are not applicable, as follows:

                        (i) If the Shares are then listed on a national
                  securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, "Market Price" shall mean the average of the last reported sale prices or the average of the means of the last reported bid and asked prices of the Shares on such exchange or market for the three
                  (3) business days ending on the last business day prior to the Exchange Date;

                        (ii) If the [Public] Warrants are then listed on a
                  national securities exchange or listed or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, "Market Price" shall mean the average of the last reported sale prices or the average of the means of the last reported bid and asked prices of the [Public] Warrants on such exchange or market for the three (3) business days ending on the last business day prior to the Exchange Date;

                        (iii) If neither the Shares nor the [Public] Warrants
                  are so listed or admitted to unlisted trading privileges, "Market Price" shall mean the average of the means of the last reported bid and asked prices of the Shares for the three (3) business days ending on the last business day prior to the Exchange Date;

                        (iv) If neither the Shares nor the [Public] Warrants are
                  so listed or admitted to unlisted trading privileges, "Market Price" shall mean the average of the means of the last reported bid and asked prices of the Warrants for the three
                  (3) business days ending on the last business day prior to the Exchange Date;

                        (v) If neither the Shares nor the [Public] Warrants are
                  so listed or admitted to unlisted
                  trading privileges and bid and asked prices are not so reported with respect to the Shares or the [Public] Warrants, "Market Price" shall mean the amount, not less than the book value of the Shares, as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Company's Board of Directors.

      4. Restriction On Transfer of Warrants. The Holder of this Representative's Warrant, by its acceptance hereof, covenants and agrees that such Representative's Warrant is being acquired as an investment and not with a view to the distribution thereof; that such Representative's Warrant may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to any of the Underwriters, any dealer that participates in the Public Offering or any of their respective officer(s) or director(s). The assignment, in whole or in part, of any rights represented by this Representative's Warrant shall be made pursuant to the Form of Assignment attached hereto as Exhibit B.

      5. Exercise Price. Except as otherwise provided in Section 8 hereof, the Exercise Price of a Unit shall be $6.00, as adjusted from time to time in accordance with the provisions of Section 8 hereof and as adjusted to reflect any reduction of the exercise price of the Public Warrants.

      6. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of the Representative Warrant(s) and the Underlying Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Representative Warrant(s) and payment of the Exercise Price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Underlying Warrants and payment of the respective Underlying Warrant exercise price therefor, all Warrant Shares and other securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as any Representative Warrant and/or Underlying Warrant is outstanding, the Company shall use its best efforts to cause all Shares issuable upon the exercise of the

Representative's Warrant(s) and the Underlying Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares or Underlying Warrants issued to the public herewith may then be listed and/or quoted.

      7. Registration Rights.

            7.1 Current Registration Under the Securities Act of 1933. This Representative's Warrant, the underlying Shares, Underlying Warrants and Warrant Shares, the Public Units and the Shares included in the Public Units, the Public Warrants and the Shares issuable upon exercise of the Public Warrants have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to the Company's Registration Statement. The Company covenants and agrees to use its best efforts to maintain the effectiveness of the Registration Statement for a period of seven (7) years from the Closing of the Public Offering.

            7.2 Contingent Registration Rights. In the event that, for any reason whatsoever, the Company fails to maintain the effectiveness of the Registration Statement for a period of seven (7) years from the Effective Date, and, in any event, from and after the first anniversary of the Effective Date, the Representative shall have, commencing on the date of any such occasion, contingent registration rights ("Registration Rights") as set forth in Section 7.3 hereof.

            7.3 Piggyback Registration. (a) If, at any time commencing on the date of closing of the Public Offering (the "Closing Date") and expiring on the seventh (7th) anniversary of thereof, the Company proposes to register any of its securities under the Act, either for its own account or the account of any other security holder or holders of the Company possessing registration rights ("Other Shareholders") (other than pursuant to Form S-4, Form S-8 or comparable registration statement), it shall give written notice, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of any Representative's Warrant, or of any Units, and/or Warrant Securities included therein or issued or issuable upon exercise of such Representative's Warrant or the Underlying Warrants (collectively, "Registrable Securities") of its intention to do so. If the Representative or other holders of Registrable Securities notify the Company within twenty-one (21) days after the receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the

      Representative and such other holders of such Securities the opportunity to have any such Securities registered under such registration statement.

            (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Representative and such other Holders as part of the written notice given pursuant to Section 7.3(a) hereof. The right of the Representative or any such other Holder to registration pursuant to this
      Section 7.3 shall be conditioned upon participation by the Representative or such Holder in such underwriting and the inclusion of the Registrable Securities of the Representative or such Holder in the underwriting to the extent hereinafter provided. The Representative and all other Holders proposing to distribute their securities through such underwriting shall (together with the Company and any officer, directors or Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters therefor selected by the Company. Notwithstanding any other provision of this Section 7.3, if the representative of the underwriter or underwriters advises the Company in writing that marketing factors require a limitation or elimination of the number of Shares or other securities to be underwritten, the representative may limit the number of Shares or other securities to be included in the registration and underwriting. The Company shall so advise the Representative and all other holders of Registrable Securities requesting registration, and the number of Shares or other securities that are entitled to be included in the registration and underwriting shall be allocated among the Representative and other holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective amounts of the securities which they had requested to be included in such registration at the time of filing the registration statement.

            (c) Notwithstanding the provisions of this Section 7.3, the Company shall have the right, at any time after it shall have given written notice pursuant to Section 7.3(a) hereof (irrespective of whether a written request for inclusion of any such securities shall have been made), to elect not to file any such proposed registration statement or to withdraw the same after the filing, but prior to the effective date thereof.

      7.4 Demand Registration.

            (a) At any time commencing after the Closing Date and ending on the fifth (5th) anniversary of thereof, the holders of Registrable Securities representing a "Majority" (as hereinafter defined) of such Securities, assuming the exercise of the Representative's Warrant as to all of the Units (the "Initiating Holders"), shall have the right (which right is in addition to the registration rights under Section 7.3 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for up to two hundred and seventy (270) days by such Holders and any other holders of Registrable Securities, as well as any other security holders possessing similar registration rights, who notify the Company within twenty-one (21) days after receiving notice from the Company of such request. All expenses of such registration and underwriting shall be borne by the Company.

            (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.4 by any Holder or Holders to all other registered holders of Registrable Securities, as well as any other security holders possessing similar registration rights, within ten
      (10) days after the date of the receipt of any such registration request.

            (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
      Section 7.4(a) hereof. The right of any holder to registration pursuant to this Section 7.4 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent and subject to the limitations provided herein. A holder may elect to include in such underwriting all or a part of the Registrable Securities it holds.

            (d) The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or the representative of the underwriters selected for such underwriting by the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Representative. Notwithstanding any other provision of this Section 7.4, if the underwriter or the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation or elimination of the number of Shares or other securities to be underwritten, such representative may limit the number of Shares or other securities to be included in the registration and underwriting. The Company shall so advise the Representative and all holders of Registrable Securities requesting registration, and the number of Shares or other securities that are entitled to be included in the registration and underwriting shall be allocated among the Representative and other holders requesting registration, in each case, in proportion, as nearly as practicable, to the respective numbers of securities which they had requested to be included in such registration at the time of filing the registration statement. If the Company or any holder of Registrable Securities that has requested inclusion in such registration as provided above disapproves of the terms of any such underwriting, such person may elect to withdraw its securities therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any securities so excluded shall be withdrawn from such registration. No securities excluded from such registration by reason of such underwriters' marketing limitations shall be included in such registration. To facilitate the allocation of shares in accordance with this Section 7.4(d), the Company or underwriter or underwriters selected as provided above may round the number of securities of any holder which may be included in such registration to the nearest 100 Shares.

            (e) In the event that the Initiating Holders are unable to sell all of the Registrable Securities for which they have requested registration due to the provisions of Section 7.4(d) hereof and if, at that time, the Initiating Holders are not permitted to sell Registrable Securities under Rule 144(k), the Initiating Holders shall be entitled to require the Company to afford the Initiating Holders an opportunity to effect one additional demand registration under this Section 7.4.

            (f) In addition to the registration rights under Section 7.3 and subsection (a) of Section 7.4 hereof, at any time commencing on the Closing Date and expiring on the seventh (7th) anniversary of the Closing Date, any holder of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for 270 days by any such holder of its Registrable Securities, provided, however, that the provisions of
      Section 7.5(b) hereof, shall not apply to any such registration request and the registration and all costs incident thereto shall be at the expense of the Holder or Holder's making such request.

            (g) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Registrable Securities of the Initiating holders or the holder(s) referred to in Section 7.5(f) above (the "Paying Holders"), within the time period specified in Section 7.5(a) below, the Company shall, upon the written notice of election of the Initiating Holders or the Paying Holders, as the case may be, repurchase (i) any and all Shares and Warrant Shares at the higher of the Market Price per Share on (x) the date of the notice sent to the Company under Section 7.4(a) or 7.5(a), as the case may be, or (y) the expiration of the 21 day period specified in Section 7.5(a) and (ii) any and all Underlying Warrants at such Market Price less the Exercise Price of such Warrants. Such repurchase shall be in immediately available funds and shall close within five (5) business days after the expiration of the period specified in Section 7.5(a).

            7.5 Covenants of the Company With Respect to Registration. In connection with each registration under Section 7.3 or 7.4 hereof, the Company covenants and agrees as follows:

            (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each holder desiring to sell Registrable Securities such number of prospectuses as shall reasonably be requested.

            (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements flied pursuant to Sections 7.3 and 7.4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses. If the Company fails to comply with the provisions of Section 7.5(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the exercise period of each Representative's Warrant and Underlying Warrant by such number of days as shall equal the delay caused by the Company's failure.

            (c) The Company shall take all action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s); provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

            (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, damages, suits, actions, claims, liabilities and expenses (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the indemnification provided by the Company in Section 7 of the Underwriting Agreement.

            (e) The Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, damages, liabilities, suits, actions, claims, liabilities and expenses (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the indemnification provided by the Underwriters to the Company in Section 7 of the Underwriting Agreement.

            (f) For a period of one hundred eighty (180) days after the effectiveness of any registration statement filed pursuant to Section 7.4 hereof, the Company shall not permit any other registration statement (other than (i) a registration statement relating to the securities for which the Company has granted demand registration rights, as described in the Prospectus included in the Registration Statement, (ii) a registration statement relating to the Shares and the shares issuable upon exercise of the Public Warrants, (iii) a registration statement relating to the securities for which the Company has granted piggyback registration rights, as described in the Prospectus included in the Registration

      Statement and (iv) a registration statement filed on Forms S-4 or S-8) to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.4 hereof, without the prior written consent of the holders of the Registrable Securities representing a Majority of such Securities.

            (g) The Company shall furnish to each holder participating in a registration and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriters, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a cold comfort letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus include therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

            (h) The Company shall as soon as practicable after the effective date of any registration statement filed pursuant to Section 7.3 or 7.4 hereof, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying the
      Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

            (i) The Company shall deliver promptly to each holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all written correspondence between the Commission and the company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder or underwriter shall reasonably request.

            (j) With respect to any registration under Section 7.4 hereof, the Company shall enter into an underwriting agreement with the managing underwriter or representative of the underwriters selected for such underwriting by the Initiating Holders or the Paying Holders, as the case may be, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and the Representative or such managing underwriters, as the case may be, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter or the representative, as the case may be. The holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company, the underwriters or their representative, except to the extent that such representations or warranties relate to such Holders and their intended methods of distribution.

            (k) For purposes of this Agreement, the term "Majority" in reference to the holders of Registrable Securities, shall mean in excess of fifty percent (50%) of the then outstanding Shares and Underlying Warrants included in the Units and/or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates or family members, persons acting as nominees or in conjunction with any of the foregoing and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

            (l) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise any Representative's Warrants or Underlying Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

            (m) In addition to the Registrable Securities, upon the written request therefor by any holder(s), the Company shall include in the registration statement any other securities of the Company held by such holder(s) as of the date of filing of such registration statement, including, without limitation, restricted Shares, options, warrants or any other securities convertible into Shares.

            7.6 Restrictive Legends. In the event that the Company fails to maintain the effectiveness of the Registration Statement such that the exercise, in part or in whole, of any Representative's Warrants and/or the Underlying Warrants are not, at the time of such exercise, registered under the Act, any certificates representing the Underlying Warrants or the Shares included in the Units or the Warrant Shares, and any other securities issuable upon exercise of any Representative's Warrant or the Underlying Warrants, shall bear the following restrictive legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) another applicable exemption from registration under the Act is available.

      8. Adjustments to Exercise Price and Number of Securities.

            8.1 Computation of Adjusted Exercise Price.

            (a) Except as hereinafter provided, in the event the Company shall at any time after the date hereof issue or sell any Shares (other than the issuances or sales referred to in Section 8.7 hereof), including Shares held in the Company's treasury and Shares issued upon the exercise of any options, rights or warrants to subscribe for Shares or Shares issued upon the direct or indirect conversion or exchange of securities for Shares, for a consideration per Share less than the Market Price in effect immediately prior to the issuance or sale thereof, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (i) an amount equal to the sum of (A) the total number of Shares outstanding immediately prior to the issuance or sale of such Shares, multiplied by the Exercise Price in effect immediately prior to such issuance or sale and (B) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of Shares outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding Shares, as provided by Section 8.3 hereof.

            (b) For the purposes of this Section 8, the term Exercise Price shall mean the Exercise Price per Unit set forth in Section 1(b) hereof, as adjusted from time to time pursuant to the provisions of this Section 8 or otherwise provided in this Agreement.

            (c) Whenever the Exercise Price is adjusted pursuant to this Section 8, (i) the number of Shares included in any Units shall be simultaneously adjusted by multiplying the number of Shares included in such Units immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price as adjusted, and (ii) the number of Shares or other securities issuable upon exercise of the Underlying Warrants and the exercise price of such Underlying Warrants shall be adjusted in accordance with the applicable terms of the Public Warrant Agreement.

            8.2 Computation Rules Pursuant to Section 8.1. For the purposes of any computation to be made in accordance with Section 8.1 hereof, the following provisions shall be applicable:

            (a) In the event of the issuance or sale of Shares for a consideration, part or all of which is cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such Shares (or, if Shares are offered by the Company for subscription, the subscription price, or, if either of such securities is sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

            (b) In the event of the issuance or sale (other than as a dividend or other distribution on any stock of the Company) of Shares for a consideration, part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company and shall include any amounts payable to security holders or any affiliates thereof, including, without limitation, pursuant to any employment agreement, royalty, consulting agreement, covenant not to compete, earn-out or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts being valued for the purposes hereof at the aggregate amount payable thereunder, whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof; provided, however, that if any Holder(s) does not agree with such evaluation, a mutually acceptable independent appraiser shall make such evaluation, the cost of which shall be borne by the Company.

            (c) Shares issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

            (d) The reclassification of securities of the Company other than Shares into securities, including Shares, shall be deemed to involve the issuance of such Shares for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Shares, and the value of the consideration allocable to such Shares shall be determined as provided in subsection (a) of Section 8.1.

            (e) The number of Shares at any one time outstanding shall include the aggregate number of Shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

            8.3 Options, Rights, Warrants and Convertible and Exchangeable Securities. In the event that the Company issues, at any time after the date hereof, options, rights or warrants to subscribe for Shares, or issues any securities convertible into or exchangeable for Shares, for a consideration per Share less than the Market Price in effect immediately prior to the issuance of such options, rights or warrants or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of

      Sections 8.1 and 8.2 hereof, provided that:

            (a) The aggregate maximum number of Shares, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued and for a consideration equal to the minimum purchase price per Share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants.

            (b) The aggregate maximum number of Shares issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Shares in accordance with the terms of the Underlying Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

            (c) If any change occurs in the price per Share provided for in any of the options, rights or warrants referred to in subsection (a) of this
      Section 8.3, or in the price per Share at which the securities referred to in subsection (b) of this Section 8.3 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of Shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of Shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

            8.4 Subdivision and Combination. In the event that, at any time, the Company subdivides or combines the outstanding Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            8.5 Definition of Shares. As used in this Section 8, the term "Shares" shall mean (i) the class of stock designated as ordinary shares in the Company's Memorandum of Association and Articles of Association, each as amended to and as of the date hereof and/or (ii) any other class of stock resulting from successive changes or reclassifications of such ordinary shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. The Company covenants that so long as any Representative's Warrant or Warrant Securities are outstanding, the Company shall not, without the prior written consent of the Representative, issue any securities whatsoever other than Shares. In the event that, upon the consent of the Representative given after the date hereof, the Company issues securities with greater or superior voting rights than the Shares outstanding as of the date hereof, the Holder, at its option, may receive, upon exercise of any Representative's Warrants either Shares or a like number of such securities with greater or superior voting rights.

            8.6 Merger or Consolidation. In the event of any consolidation or merger of the Company with, or merger of the Company into, another corporation or company (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Shares) during the Exercise Period, the corporation or company formed by such consolidation or merger shall execute and deliver to each Holder of a Representative's Warrant or the holder of any rights to purchase Units, a supplemental Representative's Warrant, providing that each such holder shall have the right to receive thereafter (until the expiration of such Representative's Warrant), upon exercise thereof, the kind and number of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Shares of the Company for which such Representative's Warrant and/or Units might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Representative's Warrant shall provide for adjustments identical to the adjustments provided in this Section 8. The above provision of this Section 8.6 shall similarly apply to successive consolidations or mergers.

            8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

            (a) Upon the issuance or sale of any Representative Warrants, Warrant Securities or Shares issuable upon the exercise of (i) the Representative Warrants, (ii) the Underlying Warrants, or (iii) the Public Warrants; or

            (b) If the amount of said adjustment would be less than two cents
      (2) per Unit, provided, however, that in such case, any adjustment that would otherwise then be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall equal at least two cents (2) per Unit.

      8.8 Dividends and Other Distributions. In the event that, at any time prior to the exercise of by Holders of all Representative Warrants for Units, the Company declares a dividend (other than a dividend consisting solely of Shares) or otherwise distribute to its shareholders any assets, property, rights, evidences of indebtedness, securities (other than Shares), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Representative Warrants shall thereafter be entitled, in addition to the Units, the Shares and the Underlying Warrants or other securities and property receivable upon the exercise thereof, to receive, upon such exercise, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if such Representative Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this
Section 8.8.

      9. Notices to Holders. Nothing contained in this Representative's
Warrant shall be construed as conferring upon any Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Exercise Period, any of the following events occurs:

            (a) the Company takes a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable other than in cash, or a cash dividend or distribution payable other than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

            (b) the Company offers to all holders of Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer book, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.


      10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, mailed by registered or certified mail, return receipt requested, or sent by receipted overnight courier for next day delivery:

            (a) If to the registered Holders of any Representative's Warrant or any permitted assignee(s) thereof, to the address of such Holders and assignees as shown on the books of the Company; or

            (b) If to the Company, to the Company Offices set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders and/or permitted assignees thereof.

      11. Supplements and Amendments. The Company and the Representative may from time to time supplement or amend this Agreement without the approval of any Holder or permitted assignee in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem
(a) necessary or desirable and (b) without adverse effect on the interests of any Holder.

      12. Successors. All of the covenants and provisions of this Representative's Warrant shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and permitted assigns.

      13. Termination. This Representative's Warrant shall terminate on the last day on which any registration rights granted hereunder may be exercised. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the _________ anniversary of the Effective Date.

      14. Governing Law; Submission to Jurisdiction. This Representative's Warrant has been prepared, negotiated and delivered in the State of New York and shall, in all respects, be governed by and construed in accordance with the laws of such State, without giving effect to the principles thereof relating to the conflict of laws.

      The Company, the Representative and any other Holders or any assignees thereof hereby agree that any action, proceeding or claim against such person in any way arising out of or relating to this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America located in the County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and any Holders and/or assignees thereof hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative, any Holders or any assignee thereof (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to such person at the address set forth in Section 10 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and any Holders and their respective assignee(s) agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      15. Entire Warrant; Modification. This Representative's Warrant (including the Underwriting Agreement and the Public Warrant Agreement to the extent that portions thereof are referred to herein) contains the entire understanding among the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      16. Severability. If any provision of this Representative's Warrant is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.

      17. Headings. The headings to the Sections and subsections of this Representative's Warrant are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant and shall be given no substantive effect.

      18. Benefits. Nothing contained herein shall be construed to give to any individual or entity other than the Company and the Representative and any other registered Holder(s) of this Warrant, any Units or Warrant Securities any legal or equitable right, remedy or claim hereunder, and this Representative's Warrant shall be for the sole benefit of the Company and the Representative and any other registered Holders or permitted assignees hereof.

      21. Counterparts. This Representative's Warrant may be executed in any number of counterparts, each such counterpart shall for all purposes be deemed to be an original, and such counterparts shall together constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              C. W. CHEMICAL WASTE TECHNOLOGIES LIMITED


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

Attest:


-----------------------------
Name:
Title:

                              RAS SECURITIES CORP.


                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by the Representative's Warrant, to purchase:

            ___________________________ Units

and herewith tenders in payment for such Units a certified or official bank check payable in New York Clearing House Funds to the order of C.W. Chemical Waste Technologies Limited (the "Company") in the amount of $__________, all in accordance with the terms of Section 3.1 of the Representative's Warrant dated as of _____________, 1998 between the Company and RAS Securities Corp. The undersigned requests that certificates for the Warrant Securities included in the Units as to which the Representative's Warrant is hereby being exercised be registered in the name of _____________, whose address is ____________ and that such certificates be delivered to _____________, whose address is___________________.


                                    Signature
                                              --------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    ------------------------------------------
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                desires to transfer the Representative's Warrant,
                              in whole or in part.)

      FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto _______________________________________________
________________________________________________________________________________
_______, having an address at: _________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

_____ all rights in the Representative's Warrant held by me

                                       or

_____ all rights in the Representative's Warrant held by me with respect to
___________ if the Units represented thereby, which constitute some but not all such Units,

together with all right, title and interest therein, and does hereby reasonably constitute and appoint _________________________, as attorney, to transfer the within Warrant (or the rights therein with respect to said Units) on the books of the within-named Company, with full power of substitution.


Date:___________________            Signature
                                              --------------------------------
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                    ------------------------------------------
                                    (Insert Social Security or Other
                                    Identifying Number of Holder)

                                    EXHIBIT C

                             FORM OF EXCHANGE NOTICE

      The undersigned, pursuant to the provisions of the Representative's Warrant between C. W. Chemical Waste Technologies Limited (the "Company") and RAS Securities Corp. dated _______________, 1998, hereby elects to exchange this Representative's Warrant, representing the right to purchase up to ____ Units (as defined in said Warrant), as follows:

      __________ with respect to all Units represented thereby

                                       or

      __________ with respect to _______ Units represented thereby

      This Exchange Notice

      __________ is

      __________ is not accompanied by (check one)

            __________ an Election to Purchase

            __________ an Assignment

      Dated: ___________________


                                                 -------------------------------
                                                 SIGNATURE OF HOLDER


                                                 -------------------------------
                                                 PRINT NAME OF HOLDER